UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Bionano Genomics, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BIONANO GENOMICS, INC.

9540 Towne Centre Drive, Suite 100

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 14, 2026

Dear Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Bionano Genomics, Inc., a Delaware corporation (the “Company”), to be held on Thursday, May 14, 2026, at 10:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/BNGO, where you will be able to listen to the meeting live, submit questions and vote. You will need to have the control number included in the Notice of Internet Availability of Proxy Materials, on your voting instruction form, on your proxy card or on the instructions that accompanied your proxy materials to join the virtual Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

You are being asked to vote on the following matters:

1.
To elect the two nominees named in the accompanying proxy statement as Class II directors, each to hold office until the 2029 Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal. We refer to this proposal as the “Director Election Proposal” or “Proposal 1.”
2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement. We refer to this proposal as the “Say-On-Pay Proposal” or “Proposal 2.”
3.
To ratify the selection of BDO USA, P.C. by the Audit Committee of the Board of Directors of the Company to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. We refer to this proposal as the “Auditor Ratification Proposal” or “Proposal 3.”
4.
To conduct any other business properly brought before the Annual Meeting or any adjournment of the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The Annual Meeting will be held virtually though a live audio webcast. To participate, vote or submit questions during the Annual Meeting, please visit www.proxydocs.com/BNGO. You will not be able to attend the Annual Meeting in person.

The record date for the Annual Meeting is March 19, 2026. Stockholders of record must have the control number included in your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive the proxy materials by mail. If your shares are held in street name and your voting instruction form or Notice of Internet Availability of Proxy Materials indicates that you may vote those shares through the http://www.proxypush.com/BNGO website, then you may access, participate in, and vote at the Annual Meeting with the control number indicated on that voting instruction form or Notice of Internet Availability of Proxy Materials. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to participate in or vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday, May 14, 2026 at 10:00 a.m. Pacific Time via live audio webcast at www.proxydocs.com/BNGO.

The proxy statement and annual report to stockholders are available at www.proxydocs.com/BNGO.

By Order of the Board of Directors

/s/ Jonathan Dixon
Jonathan Dixon Secretary

San Diego, California

April 2, 2026

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online at the Annual Meeting.

BIONANO GENOMICS, INC.

9540 Towne Centre Drive, Suite 100

San Diego, CA 92121

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 14, 2026

Our Board of Directors (the “Board of Directors” or the “Board”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Bionano Genomics, Inc., a Delaware corporation (sometimes referred to as “we,” “us,” the “Company” or “Bionano”) to be held virtually, via live audio webcast at www.proxydocs.com/BNGO, on Thursday, May 14, 2026, at 10:00 a.m. Pacific Time, and any one or more adjournments or postponements thereof. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), to our stockholders primarily via the Internet. On or about Thursday, April 2, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting and how to request printed copies of the proxy materials.

Stockholders of record at the close of business on Thursday, March 19, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 11,091,615 shares of common stock outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders for any purpose germane to the Annual Meeting for ten days before the Annual Meeting during normal business hours at our address above.

The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2025, accompanies this proxy statement. You also may obtain a copy of the Annual Report that was filed with the Securities and Exchange Commission (the “SEC”), without charge, by writing to our Secretary at 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121, Attention: Secretary.

MEETING AGENDA

Proposals	Page	Board Recommendation
Proposal 1: Election of the two nominees named herein as Class II directors, each to hold office until the 2029 Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal (the “Director Election Proposal”).	12	For each director nominee
Proposal 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed herein (the “Say-on-Pay Proposal”).	26	For
Proposal 3: Ratification of the selection of BDO USA, P.C. by the Audit Committee of the Board of Directors to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”).	27	For

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you the Notice because the Board is soliciting your proxy to vote at the Annual Meeting, including at any one or more adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about Thursday, April 2, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card subject to a proper request for such materials as indicated on the Notice.

Where and when is the Annual Meeting?

The Annual Meeting will be held on Thursday, May 14, 2026, at 10:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live audio webcast on the Internet, with no physical in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•
Any stockholder may listen to the Annual Meeting via audio webcast at www.proxydocs.com/BNGO. The webcast will begin at 10:00 a.m. Pacific Time on Thursday, May 14, 2026.
•
Stockholders of record as of the Record Date may vote during the Annual Meeting via live audio webcast.
•
To enter the Annual Meeting, please enter your control number, which is included on your Notice, voting instruction form or proxy card.
•
If you do not have your control number, you will be able to listen to the Annual Meeting only, and you will not be able to vote or submit questions during the Annual Meeting.
•
Instructions on how to connect to and participate in the Annual Meeting via the Internet are posted at www.proxydocs.com/BNGO.

We recommend that you log in approximately five minutes before 10:00 a.m. Pacific Time to ensure you are logged in when the Annual Meeting starts. The information on our website is not incorporated by reference into this proxy statement or our Annual Report.

If you plan to vote during the Annual Meeting, you may still do so even if you have already returned your proxy.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the control number included on your Notice, voting instruction form or your proxy card in order to be able to vote your shares or submit questions during the Annual Meeting. If you do not have your control number, you will be able to listen to the Annual Meeting only, you will not be able to vote or submit questions during the Annual Meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet are posted at www.proxydocs.com/BNGO.

For the Annual Meeting, how do we ask questions of management and the Board?

Stockholders may submit questions relevant to the proposals to be voted on at the Annual Meeting in advance of the Annual Meeting through www.proxydocs.com/BNGO. We plan to spend up to 15 minutes answering appropriate stockholder questions at the conclusion of the Annual Meeting and will include as many stockholder questions as the allotted time permits, and that comply with the rules of conduct posted on the Company’s investor relations website at ir.bionano.com for the Annual Meeting, as determined by the chair of the meeting. We will post the rules of conduct at the virtual shareholder meeting website. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to. Stockholders of record as of the Record Date may also submit questions beginning 15 minutes prior to and during the Annual Meeting by logging in to www.proxydocs.com/BNGO and entering the control number included on the Notice, voting instruction form or proxy card.

What if during the Annual Meeting I have technical difficulties or trouble accessing the live audio webcast of the Annual Meeting?

On the day of the Annual Meeting, if you encounter any difficulties accessing the live audio webcast of the Annual Meeting or during the Annual Meeting, please call the technical support number that will be posted on the log-in page for our virtual Annual Meeting for assistance.

Who can vote at the Annual Meeting?

On the Record Date, there were 11,091,615 shares of common stock outstanding and entitled to vote. Only stockholders of record on the Record Date will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, dealer or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What am I voting on?

There are three matters scheduled to be voted on at the Annual Meeting:

•
Proposal 1: Election of the two nominees named herein as Class II directors, each to hold office until the 2029 annual meeting of stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal;
•
Proposal 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed herein; and
•
Proposal 3: Ratification of the selection of BDO USA, P.C. by the Audit Committee (the “Audit Committee”) of the Board of Directors to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

What if another matter is properly brought before the Annual Meeting?

The Board does not know of any other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment. This discretionary authority is granted when you sign the form of proxy.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record on the Record Date, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the meeting even if you have already voted by proxy.

•
VOTE BY INTERNET: To vote through the Internet, go to www.proxypush.com/BNGO to complete an electronic proxy card. You will be asked to provide the control number from the Notice, voting instruction form or proxy card. Your Internet vote must be received by 11:59 p.m., Eastern Time on Wednesday, May 13, 2026 to be counted.
•
VOTE BY PHONE: To vote over the telephone, dial toll-free 866-230-6415 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice, voting instruction form or proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Wednesday, May 13, 2026 to be counted.
•
VOTE BY PROXY CARD: To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•
VOTE DURING MEETING: To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.proxydocs.com/BNGO, starting at 10:00 a.m. Pacific Time on Thursday, May 14, 2026.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other agent, you should have received the Notice or voting instruction form containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice or voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote online during the Annual Meeting, you will need the control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal 1, the election of both nominees for director (the “Director Election Proposal”), “For” Proposal 2, the advisory vote on executive compensation (the “Say-on-Pay Proposal”), and “For” Proposal 3, the ratification of the appointment by the Audit Committee of the Board of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”).

The persons identified as having the authority to vote the proxies also will have discretionary authority to vote, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, the persons identified as having the authority to vote the proxies on your behalf will vote your shares on such matter in their own discretion.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Although our shares are not listed with the NYSE, the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under the NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. In this regard, we believe that under NYSE rules Proposal 1 (the Director Election Proposal) and Proposal 2 (the Say-on-Pay Proposal) are each considered “non-routine” and, accordingly, your broker may not vote your shares on such proposals without your instructions. We also believe that Proposal 3 (the Auditor Ratification Proposal) is considered “routine” and, accordingly, your broker may vote your shares on such proposal without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the NYSE. If your shares are held by a bank, your shares cannot be voted without your specific instructions.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine”, the broker, bank or other securities intermediary cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 3 (the Auditor Ratification Proposal) is a “routine” matter, and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposal 1 (the Director Election Proposal) and Proposal 2 (the Say-on-Pay Proposal) are considered to be “non-routine,” and we therefore expect broker non-votes to exist in connection with such proposals.

Accordingly, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker or bank by the deadline provided in the materials you receive from your broker or bank.

Who is paying for this proxy solicitation?

Bionano will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have engaged Morrow Sodali LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $20,000 in total. If you have any questions regarding this proxy statement, you may contact Morrow Sodali LLC at (203) 561-6945.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

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You may submit another properly completed proxy card with a later date.
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You may grant a subsequent proxy by telephone or through the Internet.
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You may send a timely written notice that you are revoking your proxy to: Secretary of Bionano Genomics, Inc., 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121.
•
You may vote during the Annual Meeting which will be hosted via the Internet. Simply attending the Annual Meeting online will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting online, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting online.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank, or other agent you should follow the instructions provided by your broker, bank, or other agent.

Who will count the vote?

Each share of our common stock you own entitles you to one vote. The inspector of elections will count votes for the meeting.

What vote is required for adoption or approval of each proposal and how will votes be counted?

The following table summarizes the minimum vote needed under our Bylaws to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold Votes, as applicable	Effect of Broker Non- Votes	Board Recommendation
1	Director Election Proposal

Nominees receiving the most “For” votes will be elected. Directors are elected by a plurality of the votes of the shares present by virtual attendance or represented by proxy duly authorized and entitled to vote on the election of directors. Stockholders may not cumulate votes for directors.

			FOR or WITHHOLD	No effect	No effect	FOR both nominees
2	Say-on-Pay Proposal	“For” votes from the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter.	FOR, AGAINST, or ABSTAIN	Against	No effect	FOR
3	Auditor Ratification Proposal	“For” votes from the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter.	FOR, AGAINST, or ABSTAIN	Against	Not applicable. Brokers are permitted to vote on this proposal	FOR

What is the quorum requirement?

A quorum of stockholders is necessary to hold the Annual Meeting. The presence, by virtual attendance or by proxy, of the holders of one-third of the voting power of the shares of common stock issued and outstanding on the Record Date and entitled to vote at a meeting of stockholders will constitute a quorum for the transaction of business at the Annual Meeting. On the Record Date, there were 11,091,615 shares of common stock outstanding and entitled to vote. Thus, the holders of 3,697,205 shares of common stock must be present by virtual attendance or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, dealer or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or the holders of a majority of shares of our common stock present by virtual attendance at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

Only proper proposals under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which are timely received will be included in the proxy materials for our next annual meeting. To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 3, 2026, to: Secretary of Bionano Genomics, Inc., 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121.

The Company’s amended and restated bylaws (as amended, the “Bylaws”) require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). If you wish to submit a proposal (including a director nomination) that is not to be included in the Company’s proxy materials for next year’s annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to our Secretary at the above address, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) between January 14, 2027 and February 13, 2027. You are also advised to review the Company’s Bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must also comply with the additional requirements of Rule 14a-19(b) promulgated under the Exchange Act and provide notice pursuant to Rule 14a-19(b) no later than March 15, 2027.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events, including statements related to the potential effects of approval and non-approval of the Share Issuance Proposal and statements regarding our potential cash runway. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward-looking statements, please refer to the “Risk Factors” in Part I. Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our subsequent periodic reports on Form 10-Q and Form 8-K.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Bylaws, the Board is divided into three classes, Class I, Class II and Class III, each serving staggered, three-year terms. Each Class II director has a term that expires at this Annual Meeting, each Class III director has a term that expires at the Company’s 2027 annual meeting of stockholders and each Class I director has a term that expires at the Company’s 2028 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal. Each class consists, as nearly as possible, of one-third of the total number of directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has eight members. Action will be taken at the Annual Meeting for the election of two Class II directors. There are three Class II directors whose term of office expire at the Annual Meeting: Albert Luderer, Ph.D., Kristiina Vuori, M.D., Ph.D., and Hannah Mamuszka. The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) has decided to recommend for nomination to the Board only Dr. Luderer and Dr. Vuori. Accordingly, the Board has taken action to reduce the size of the Board from eight members to seven members, effective immediately following the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. If elected at the Annual Meeting, each of these nominees would serve until the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by the Company. Each of Dr. Luderer and Dr. Vuori has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of nominating members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to the effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating and Corporate Governance Committee also seeks to attain diversity and balance among directors of thought, viewpoints, and backgrounds. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that such nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

The following table sets forth the name of each Class II director nominee and each of our other directors who will continue in office after the Annual Meeting, their ages and position/office held with us as of the date of this proxy statement:

Name	Age	Position/Office Held With the Company
Class II director nominees for election at the Annual Meeting:
Albert Luderer, Ph.D. (1)(2)(3)(4)	77	Chairman, Director
Kristiina Vuori, M.D., Ph.D.(2)(3)(4)	58	Director
Class III directors whose terms will expire at the 2027 annual meeting of stockholders:
Christopher Twomey(2)	66	Director
Yvonne Linney, Ph.D.(3)(4)	64	Director
Aleksandar Rajkovic, M.D., Ph.D.(4)	62	Director
Class I directors whose terms will expire at the 2028 annual meeting of stockholders:
R. Erik Holmlin, Ph.D.	58	President, Chief Executive Officer, Principal Financial Officer and Director
David L. Barker, Ph.D.(1)(4)	84	Director

(1)
Member of the Compensation Committee of the Board (the “Compensation Committee”)
(2)
Member of the Audit Committee
(3)
Member of the Nominating and Corporate Governance Committee
(4)
Member of Science & Technology Committee

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

CLASS II DIRECTOR NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2029 ANNUAL MEETING

Albert Luderer, Ph.D. Dr. Luderer has served on our Board since October 2011 and has served as Chairman of our Board since June 2024. Since September 2013, Dr. Luderer has served as the Chief Executive Officer and a member of the board of directors of Indi Molecular, Inc., a private synthetic antibody technology company. He has also served as the Executive Chairman of the board of directors of Prostate Management Diagnostics Inc., a non-profit cancer research company, since January 2016, and as the Chairman of the board of directors and member of the compensation committee of AllerGenis, LLC, a private diagnostic company, from September 2021 through May 2025. Dr. Luderer previously served as the Chief Executive Officer of Integrated Diagnostics, Inc., a private molecular diagnostics company, from March 2010 to June 2018, when it was sold to Biodesix, Inc. Dr. Luderer has over 50 years of experience in executive leadership roles in the areas of technology development, operations and business development. Dr. Luderer received his B.A. in Zoology from Drew University and his M.S. in Immunochemistry and Ph.D. in Immunogenetics from Rutgers University.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Luderer’s experience in the biotechnology sector, with special focuses on technology, business development and commercialization, qualifies him to serve as a member of our Board.

Kristiina Vuori, M.D., Ph.D. Dr. Vuori has served on our Board since May 2019. She is President and CEO and member of the board of directors of Sanford Laboratories for Innovative Medicines (“Sanford Labs”) since January 2023. Sanford Labs is an independent, not-for-profit biomedical research institution with a mission to discover and deliver the next-generation of molecular medicines. Sanford Labs’ first initiative focuses on RNA therapeutics, a rapidly expanding class of drugs with the potential to transform care for previously intractable diseases. Since January 1995, Dr. Vuori has also served as Professor, and since January 2010 as Pauline and Stanley Foster Distinguished Chair, at the National Cancer Institute-designated Cancer Center of Sanford Burnham Prebys Medical Discovery Institute (“SBP”), a non-profit research organization with programs in cancer, neurodegeneration, diabetes, and infectious, inflammatory, and childhood diseases. She also holds Pauline and Stanley Foster Distinguished Chair at SBP since January 2010. In addition, Dr. Vuori served as President and member of the board of directors of SBP from January 2010 to June 2022, and as SBP’s interim CEO from January 2013 to September 2014, and from September 2017 to June 2020. She served as SBP’s EVP for Scientific Affairs in 2008-2010, as Director of the Cancer Center in 2005-2013, and as Deputy Director of the Cancer Center in 2003-2005. Dr. Vuori has also served as a member of the board of directors of Inhibrx, Inc., a public biotechnology company, since October 2021, where she presently serves on the audit committee and of Forian, Inc., a public health data analytics company, since March 2021, where she presently serves on the audit committee. In addition, Dr. Vuori served on the board of directors of Sio Gene Therapies, Inc. from October 2020 to April 2023, WebMD from July 2014 to September 2017 (when it was acquired by KKR & Co. Inc.) and the California Institute for Regenerative Medicine, a governmental research institute, from January 2011 to December 2022. Dr. Vuori earned her M.D. and Ph.D. from the University of Oulu, Finland.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Vuori’s experience in biomedical research and as an educator of research scientists, her experience managing a large non-profit research organization, and her various leadership roles qualify her to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE FOR PROPOSAL 1.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING

Christopher J. Twomey. Mr. Twomey has served on our Board since July 2018. Since August 2013, Mr. Twomey has served as a director and Chairman of the Audit Committee of Tandem Diabetes Care, Inc., a public medical device company. From March 1990 to June 2007, Mr. Twomey served in various roles, including as Senior Vice President, Finance and Chief Financial Officer, at Biosite Incorporated, a medical diagnostics company. From October 1981 to March 1990, Mr. Twomey served as an audit manager for Ernst & Young, LLP. Mr. Twomey served as a director of Senomyx, Inc., a taste technologies company, from March 2006 to November 2018 (when it was acquired by Firmenich SA). From July 2006 to March 2014, Mr. Twomey also served as a director and Chairman of the Audit Committee of Cadence Pharmaceuticals, Inc., a specialty pharmaceutical company that was acquired by Mallinckrodt plc in 2014. Mr. Twomey received his B.A. in Business Economics from the University of California at Santa Barbara.

Our Nominating and Corporate Governance Committee and Board believe that Mr. Twomey’s substantial leadership skills and expertise in accounting and financial reporting qualifies him to serve as a member of our Board, and that such skills are especially valuable in his role as Chairman of our Audit Committee.

Yvonne Linney, Ph.D. Dr. Linney has served on our Board since May 2020. Since January 2019, Dr. Linney has served as Principal at Linney BioConsulting, a private strategy development firm in the life science industry. Dr. Linney served as a member of the board of Sengenics Corporation, a private company developing tools for immunoprofiling for biodiscovery from January 2023 to December 2024 (when it was acquired by Standard BioTools, Inc.). From January 2021 to September 2022, Dr. Linney served as Chief Operating Officer and member of the board of directors of Artificial, Inc., a private company developing laboratory automation optimization software, where she also served as a strategic advisor from September 2020 to January 2021. Dr. Linney has also served as a strategic advisor at the California Life Sciences Institute, a private life sciences membership organization, since March 2019, as a Boardroom Ready Member at Women in Bio, a private professional organization, since July 2019, and as a strategic advisor at Tag.bio, a private data science platform company, from January 2019 to December 2020. From January 2017 to November 2018, Dr. Linney served as the Chief Executive Officer and from December 2016 to November 2018 a member of the board of directors, of Transcriptic, Inc. (now Strateos, Inc.), a private robotic and cloud laboratory platform company, where she had previously served as Chief Operating Officer since October 2015. In addition, from 2006 to 2015, Dr. Linney served as Executive Vice President and General Manager, Life Science Solutions at Agilent Technologies, Inc., a public life sciences and diagnostics company. Prior to joining Agilent, Dr. Linney served as Director of Molecular Diagnostics and Global Strategic Marketing at Bayer Diagnostics (now part of Siemens Healthcare) from 2005 to 2006 and Senior Director, Marketing and Product Management at Caliper Life Sciences from 2003 to 2005. Dr. Linney also served as Director of Genomics at Amersham International (now GE Healthcare) from1993 to 2003. Dr. Linney holds a B.S. in Microbiology and Virology from Warwick University, UK, and a Ph.D. in Genetics from Leicester University, UK.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Linney’s over 30 years of experience in leadership roles in the life sciences and diagnostics industries qualify her to serve as a member of our Board.

Aleksandar Rajkovic, M.D., Ph.D. Dr. Rajkovic has served on our Board since February 2022. Since May 2018, Dr. Rajkovic has served as Chief Genomics Officer and Director of the Genomic Medicine Initiative at University of California San

Francisco (“UCSF”). Dr. Rajkovic also serves as Medical Director and Chief of the Center for Genetic and Genomic Medicine for the UCSF Health System, serves as the Stuart Lindsay Distinguished Professor in Experimental Pathology at UCSF, serves on the board of directors for the American College of Medical Genetics Foundation, since April 2020, and on the scientific advisory board of Allelica, a private genomics software company, since February 2022. From July 2009 to May 2018, Dr. Rajkovic served as the Marcus Allen Hogge Chair in Reproductive Sciences and director of reproductive genetics at the Magee-Womens Hospital at University of Pittsburgh Medical Center. Dr. Rajkovic holds a B.S. in Chemistry from Johns Hopkins University and an M.D. and Ph.D. in Molecular Biology from Case Western Reserve University.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Rajkovic’s extensive experience in the clinical application of genetic and genomic testing qualifies him to serve as a member of our Board.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2028 ANNUAL MEETING

R. Erik Holmlin, Ph.D. Dr. Holmlin has served as our President and Chief Executive Officer and as a member of our Board since January 2011, and as our principal financial officer since September 2024. Dr. Holmlin has also served as a member of the board of directors of Innovatus Life Sciences Acquisition Corp, a blank check company seeking to effect a business combination with one or more businesses, since March 2021. From June 2010 to February 2011, Dr. Holmlin served as president and Chief Executive Officer of GenVault Corporation, a private biosample management solutions company. Previously, Dr. Holmlin held positions as an entrepreneur in residence at Domain Associates, LLC, a dedicated life sciences venture capital firm; Chief Commercial Officer of Exiqon A/S, a publicly traded RNA research solutions company; founder and executive at GeneOhm Sciences, Inc., which was acquired by Becton, Dickinson and Company; and a National Institutes of Health postdoctoral fellow at Harvard University. Dr. Holmlin received his B.S. in Chemistry from Occidental College, his Ph.D. in Chemistry from the California Institute of Technology and MBAs from University of California, Berkeley and Columbia University.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Holmlin’s over 20 years of experience in the life sciences and healthcare industries, which includes the areas of technology development, product commercialization and venture financing, and his tenure of over 15 years as our President and Chief Executive Officer, qualifies him to serve on our Board.

David L. Barker, Ph.D. Dr. Barker has served on our Board since May 2010, and as Chairman of our Board from August 2016 to June 2024. Dr. Barker was Vice President and Chief Scientific Officer at Illumina, Inc., from 2000 to 2007, and on the Illumina scientific advisory board from 2000 to 2015. Dr. Barker has served as a member of the board of directors of AmideBio, LLC, a private biotechnology company, since August 2011. He was previously on the Boards of NextBio, acquired by Illumina in 2013, ProteinSimple, acquired by Bio-Techne in 2014, Zephyrus Biosciences, Inc., acquired by Bio-Techne in 2016, IntegenX, acquired by Thermo Fisher Scientific in 2018, Integrated Diagnostics, acquired by Biodesix in 2018, Aspen Neuroscience, and Singular Genomics, acquired by Deerfield Management Company in 2024. Dr. Barker served from 1998 to 2000 as Vice President and Chief Science Advisor at Amersham Biosciences, now part of General Electric. From 1988 to 1998, Dr. Barker held senior positions, including Vice President of Research and Business Development, at Molecular Dynamics, Inc., until the acquisition of Molecular Dynamics by Amersham. In his academic career, Dr. Barker conducted interdisciplinary research in neurobiology as a postdoctoral fellow at Harvard Medical School, Assistant Professor at the University of Oregon, and Associate Professor at Oregon State University. Dr. Barker holds a BS with honors in Chemistry from the California Institute of Technology and a PhD in Biochemistry from Brandeis University.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Barker’s extensive experience in managing and leading early stage and established companies within the clinical diagnostic and biotechnology industries qualifies him to serve as a member of our Board.

INFORMATION REGARDING

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR NOMINATION PROCESS AND QUALIFICATIONS

At this time, the Board believes that the classified board structure is in the best interests of the Company and its stockholders. The classified board structure and corresponding three-year terms are intended to ensure that our directors have sufficient institutional knowledge of our business, corporate strategy and corporate objectives while also allowing for corporate continuity and stability of the Board, promoting the balance of long-term and short-term interests of the Company and its stockholders. Our Board believes a three-year term in office also allows our directors to stay focused on long-term value creation. Further, our Board believes that a classified board structure enables us to attract and retain diverse and highly qualified individuals willing to commit the time and dedication necessary to understand our business, its operations and its competitive environment. For example, a substantial amount of diversity on our Board is represented by directors who have joined our Board in the last three years. The structure also safeguards us from third-party takeover attempts, as it will require a longer period to change majority control of the Board.

We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

In assessing potential candidates, our Board and Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field, has the ability to exercise sound business judgment and is committed to representing the long-term interests of the Company’s stockholders.

INDEPENDENCE OF THE BOARD OF DIRECTORS

Under the listing requirements and rules of the Nasdaq Stock Market (“Nasdaq”), independent directors must comprise a majority of our Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation Committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member. Additionally, Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee of the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board determined that each of Dr. Barker, Dr. Luderer, Dr. Vuori, Mr. Twomey, Dr. Linney and Dr. Rajkovic, representing six of our seven directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. The Board also determined that Hannah Mamuszka, who has not been nominated for re-election this year, was “independent” during the period she served on the Board during 2025. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances that our Board deemed relevant in determining their independence.

BOARD DIVERSITY

While we do not have a formal diversity policy in place, our Nominating and Corporate Governance Committee considers the composition of the Board overall with respect to backgrounds and experiences. Our Nominating and Corporate Governance Committee is committed to actively seeking out and will instruct any search firm it engages to identify individuals who will contribute to the overall experience of the Board to be included in the pool of candidates from which nominees to the Board are selected.

Our Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a variety of viewpoints, background and experiences as important to the selection of directors to enhance the Board’s cognitive skills and quality of dialogue in the Boardroom.

We believe that our current directors possess varied professional experiences, skills and backgrounds, in addition to, among other characteristics, high standards of personal and professional ethics and valuable knowledge of our business and our industry.

BOARD LEADERSHIP STRUCTURE

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes that it is in the best interests of the Company and its stockholders to make that determination based on the direction of the Company and the current membership of the Board. The Company’s Bylaws provide that if the Chairman of the Board is not an independent director, the Board may designate one of the independent directors to serve as lead independent director. Pursuant to the Bylaws, if a lead independent director is designated, the lead independent director’s responsibilities would include: (i) establishing the agenda for and presiding over meetings of the independent directors; (ii) presiding over any portions of meetings of the Board at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; (iii) presiding over any portions of meetings of the Board at which the performance of the Board is presented or discussed; and (iv) performing such other duties as may be established or delegated by the Board. If the Chairman of the Board is an independent director, then the foregoing responsibilities will be handled by the Chairman.

Our current Board leadership structure separates the positions of Chief Executive Officer and Chairman of the Board. Dr. Holmlin has served as our President and Chief Executive Officer and as a member of our Board since January 2011, and Dr. Luderer was appointed to serve as Chairman of the Board, effective as of the date of the 2024 Annual Meeting, June 18, 2024. Our Chairman is an independent member of the Board and has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. At this time, we believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we have a separate chairperson for each committee of the Board. The chairperson of each committee is expected to report annually to our Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. The Board believes that this is the most appropriate structure at this time but will make future determinations regarding whether or not to separate the roles of Chairman and Chief Executive Officer based on then-current circumstances.

CHIEF EXECUTIVE OFFICER SUCCESSION AND BOARD REFRESHMENT

Under its charter, the Nominating and Corporate Governance Committee is responsible for reviewing and recommending to the Board changes as needed to the Company’s corporate governance principles, including items such as management succession, policies and principles for management selection and performance review, policies regarding succession in the event of an emergency or departure of our Chief Executive Officer, and Board diversity, tenure and refreshment. Our Board has adopted an emergency succession plan in the event of the sudden departure of our Chief Executive Officer, which is reviewed by our Nominating and Corporate Governance Committee and our management annually. Our corporate governance principles provide, among other things, that our Compensation Committee is to conduct an annual review of the performance of our Chief Executive Officer. Our Nominating and Corporate Governance Committee and the Board seek to achieve a balance of Board director tenures in order to benefit from long-tenured directors’ institutional knowledge and newly elected directors’ fresh perspective and, towards this goal, monitors director tenure carefully. The Board believes an effective refreshment program must be continuous and ongoing as discussed below in “Information Regarding Committees of the Board of Directors—Nominating and Corporate Governance Committee.”

ROLE OF THE BOARD IN RISK OVERSIGHT

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational. One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major risks including financial risk exposures and cybersecurity risks and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairpersons to report findings regarding material risk exposures to the Board as quickly as possible. The Chairman coordinates between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met five times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served, that were held in 2025 during the period in which he or she served on our Board or their respective committees of our Board.

As required under the Nasdaq listing standards, in 2025, our independent directors met regularly in scheduled executive sessions at which only independent directors were present.

We encourage, but do not require, our directors to attend each annual meeting of stockholders. Three of the directors attended the 2025 annual meeting of stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing committees: an Audit Committee; a Compensation Committee; a Nominating and Corporate Governance Committee; and a Science and Technology Committee. The following table provides membership and meeting information for fiscal year 2025 for each of these committees of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance	Science and Technology
R. Erik Holmlin, Ph.D.
David L. Barker, Ph.D.		X*		X*
Yvonne Linney, Ph.D.			X	X
Albert Luderer, Ph.D.	X	X***	X*	X
Hannah Mamuszka		X
Christopher Twomey	X*
Kristiina Vuori, M.D., Ph.D.	X**	X**	X	X
Aleksandar Rajkovic, M.D., Ph.D.				X
Number of meetings in fiscal year 2025	4	5	1	3

* Committee Chairperson

** Dr. Vuori was appointed to the Audit Committee and was not re-appointed to the Compensation Committee as of June 10, 2025

*** Dr. Luderer was appointed to the Compensation Committee as of June 10, 2025

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The primary purpose of the Audit Committee is to discharge certain responsibilities of the Board with respect to the Company’s corporate accounting and financial reporting processes, systems of internal control over financial reporting and financial-statement audits, as well as overseeing the Company’s independent registered public accounting firm. Specific responsibilities of the Audit Committee include, among other things:

•
helping the Board oversee the Company’s corporate accounting and financial reporting processes;
•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm;
•
reviewing, with management and the independent accountants, our interim and year-end operating results, including the our annual and quarterly financial statements and the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommending to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10‑K;
•
developing and overseeing procedures for employees to submit concerns anonymously regarding accounting, internal controls or audit matters and for the receipt, retention and treatment of such complaints;
•
reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;
•
approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm;
•
reviewing and discussing with our management and our auditors, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to identify, monitor and control exposures to strategic, financial, operational, regulatory and other risks inherent in our business;
•
periodically reviewing with management and our auditors the scope, adequacy and effectiveness of the Company’s internal control over financial reporting, including any significant deficiencies or material weaknesses identified by the auditors, any significant changes in internal control over financial reporting, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;
•
reviewing reports from management and our auditors regarding the adequacy and effectiveness of our procedures to monitor and ensure compliance with our legal and regulatory responsibilities, including our disclosure controls and procedures, as well as our Code of Business Conduct and Ethics, and regarding legal matters and compliance with legal and regulatory requirements that may have a material effect on our business, financial statements or compliance policies, including any material reports or inquiries from regulatory or governmental agencies; and
•
reviewing and discussing with the Company material risks relating to data privacy, technology and information security, including cybersecurity, threats and back-up of information systems and the Company’s processes for assessing, identifying, and managing such risks, as well as the Company’s internal controls and disclosure controls and procedures relating to cybersecurity incidents.

The Audit Committee is currently composed of three directors: Mr. Twomey, Dr. Luderer and Dr. Vuori. The Board has adopted a written Audit Committee charter, a copy of which is available on the Company’s investor relations website at ir.bionano.com. The information on our website is not incorporated by reference into this proxy statement or the Annual Report.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act).

Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The chairperson of the Audit Committee is Mr. Twomey, who the Board has determined qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Twomey’s level of knowledge and experience based on a number of factors, including his formal education, prior experience, business acumen and independence. In addition to the Company’s Audit Committee, Mr. Twomey also serves on the Audit Committee of Tandem Diabetes Care, Inc. The Board has determined that this simultaneous service does not impair Mr. Twomey’s ability to effectively serve on the Audit Committee.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Mr. Twomey, Chair

Dr. Luderer

Dr. Vuori

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of three directors: Dr. Barker, Dr. Luderer and Ms. Mamuszka. Dr. Barker serves as the chairperson of the Compensation Committee. The Board has determined that each member of the Compensation Committee is independent as defined in Rule 5605(d)(2) of the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has adopted a written Compensation Committee charter, a copy of which is available on the Company’s investor relations website at ir.bionano.com. The information on our website is not incorporated by reference into this proxy statement or the Annual Report.

The Compensation Committee acts on behalf of the Board to review, adopt or recommend to the Board for adoption and oversee the Company’s compensation strategy, policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include, among other things:

•
reviewing and approving the compensation of our chief executive officer, other executive officers and senior management;
•
reviewing and recommending to the Board the compensation paid to our directors;

•
reviewing and approving the compensation arrangements with our executive officers and other senior management;
•
administering our equity incentive plans and other benefit programs;
•
reviewing, adopting, amending and terminating, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;
•
reviewing and considering the results of any advisory votes of stockholders on executive compensation (“say-on-pay”) and other compensation-related stockholder proposals, including making recommendations to the Board regarding the frequency of say-on-pay votes; and
•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least twice per year and with greater frequency if necessary. The agenda for each meeting is usually developed by the chairperson of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in and is not present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by the SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee retains an independent executive compensation consultant to assist in evaluating our compensation programs. Pearl Meyer serves as our independent compensation consultant. Our Compensation Committee selected Pearl Meyer based on its general reputation in the industry and experience providing similar services to companies similar to Bionano. The Compensation Committee requested that Pearl Meyer, with respect to our 2025 compensation program:

•
evaluate the efficacy of the Company’s compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals;
•
assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy;
•
develop a comparative group of companies and perform analyses of competitive performance and compensation levels for that group; and
•
examine competitiveness of equity compensation and retention value of the equity program.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees as appropriate. Our Compensation Committee approved the formation of an equity incentive subcommittee of the Compensation Committee, currently composed of R. Erik Holmlin, Ph.D., our Chief Executive Officer, to which authority has been delegated to grant, without any further action required by the Compensation Committee, stock options and time-based restricted stock unit (“RSU”) awards to employees who are not our officers, within specified limits approved by our Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of equity award administration and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within specified limits approved by our Compensation Committee. In particular, the subcommittee may grant options or RSU awards only within pre-approved guidelines. Typically, as part of its oversight function, our Compensation Committee reviews on a regular basis the list of grants made by the subcommittee. During the year ended December 31, 2025, the subcommittee exercised its authority to grant equity awards covering a total of 89,191 shares, all to non-officer employees.

The Compensation Committee holds one or more meetings during the first quarter of the year to discuss annual compensation adjustments, annual bonuses, annual equity awards, retention equity awards, and current year corporate performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as equity awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee is currently composed of three directors: Dr. Luderer, Dr. Vuori and Dr. Linney. Dr. Luderer serves as the chairperson of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee is independent as defined in Rule 5605(a)(2) of the Nasdaq listing standards, a non-employee director and free from any relationship that would interfere with the exercise of his independent judgment. The Board has adopted a written Nominating and Corporate Governance Committee charter, a copy of which is available on the Company’s investor relations website at ir.bionano.com. The information on our website is not incorporated by reference into this proxy statement or the Annual Report.

The responsibilities of the Nominating and Corporate Governance Committee include, among other things:

•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
•
considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board, taking into account such factors as experience, skills and expertise;
•
instituting plans or programs for the continuing education of the Board and orientation of new directors;
•
developing and making recommendations to the Board regarding corporate governance guidelines and matters; and
•
overseeing periodic evaluations of the Board’s performance, including committees of the Board and management.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity of experience, knowledge, and skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects candidates for recommendation to the Board by majority vote.

Our Nominating and Corporate Governance Committee does not have a formal policy regarding board diversity. Diversity is one of a number of factors, however, that the committee takes into account in identifying nominees, and the Nominating and Corporate Governance Committee believes that it is essential that the board members represent diverse viewpoints. To accomplish the Board’s diversity objectives, the Nominating and Corporate Governance Committee may retain an executive search firm to help identify potential directors that meet these objectives.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Secretary of Bionano Genomics, Inc., 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Submissions must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. See “Questions and Answers about Proxy Materials and Voting – When are stockholder proposals and director nominations due for next year’s Annual Meeting?”.

Science and Technology Committee

The Science and Technology Committee of the Board is responsible for overseeing matters relating to our scientific and technologic capabilities and development programs and monitoring and evaluating significant emerging trends and issues in science and technology relevant to us. The Science and Technology Committee is currently composed of five directors: Dr. Barker, Dr. Luderer, Dr. Vuori, Dr. Linney, and Dr. Rajkovic. Dr. Barker serves as the chairperson of the Science and Technology Committee.

The responsibilities of the Science and Technology Committee include, among other things:

•
assisting management in developing insights and recommendations for product development and technical innovation;
•
recommending external advisors for our use of science and technology;
•
assisting management in identifying, evaluating and overseeing technology and product development investments;
•
reviewing and overseeing out innovation strategy; and
•
overseeing our clinical development strategy and reviewing our intellectual property portfolio.

BOARD AND COMMITTEE SELF-ASSESSMENTS

On an annual basis, the Board, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As part of the self-assessment process, directors respond to a comprehensive questionnaire that asks them to consider various topics related to board and committee composition, structure, effectiveness, and responsibilities. Each committee, as well as the Board as a whole, then reviews and assesses the responses from this assessment and any recommendations to the Board. The results of the assessments are then discussed by the Board with a view toward taking action to address any issues presented.

BOARD’S OVERSIGHT OF STRATEGY

Our Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities, customer and supplier trends, and competitive developments. This also includes aspects of our environmental, social and governance (“ESG”) initiatives that relate to our strategy. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at Committee meetings. We also dedicate at least one board meeting every year to an even more intensive review and discussion of our strategic plan. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the Chief Executive Officer and our Chairman on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.

CYBERSECURITY AND DATA PRIVACY OVERSIGHT

Our Board addresses our cybersecurity risk management as part of its general oversight function. The Audit Committee is responsible for overseeing our cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats. Our cybersecurity risk assessment and management processes are implemented and maintained by certain Company management, including our Principal Financial Officer who serves as our Chief Information Security Officer (“CISO”). Our CISO relies on both internal and external cybersecurity resources to manage overall cybersecurity risks. Our cybersecurity incident response plan is designed to escalate certain cybersecurity incidents to members of management depending on the circumstances, including IT security leadership, the Principal Financial Officer, Chief Executive Officer, General Counsel (“GC”) and third-party consultants as needed. IT security leadership, the Principal Financial Officer, Chief Executive Officer, and GC work with our incident response team to help the Company mitigate and remediate cybersecurity incidents of which they are notified. In addition, our incident response plan includes reporting to the Audit Committee for certain cybersecurity incidents. The Audit Committee receives periodic reports concerning the Company’s significant cybersecurity threats and risk and the processes the Company has implemented to address them. The Audit Committee also receives various reports, summaries or presentations related to cybersecurity threats, risk and mitigation.

MANAGEMENT AND BOARD ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) OVERSIGHT

We are focused on elevating the health and wellness of all people through our products and services, as well as our ESG initiatives. We believe that ESG practices and sustainable long-term value creation for our stockholders are intertwined, and have committed to advancing an ESG framework that aligns with our culture and what we believe creates value for our investors. Our executive leadership team, comprised of our CEO and executives from across the company, oversee our efforts to integrate sustainability and corporate responsibility into our strategic planning, risk management, and reporting. Day-to-day responsibility for our ESG program resides with a cross-functional representation of leaders who meet regularly to review progress and provide recommendations to the executive team.

STOCKHOLDER ENGAGEMENT AND COMMUNICATIONS WITH THE BOARD

We consider our relationships with our stockholders to be a high priority. We recognize that stockholders can have divergent interests and different views on our practices, objectives and time horizons. To ensure that the Board and management have an opportunity to listen to and understand the varying perspectives of our stockholders, we engage in ongoing dialogues with stockholders through our stockholder engagement efforts. In 2025, members of management engaged in dialogue with various investors to better understand the views and concerns of stockholders. In our discussions with stockholders, we typically discuss topics including corporate governance, executive compensation, business strategy and environmental and other issues related to corporate social responsibility. As a result of these discussions, we continue to gain understanding and insight into the views of stockholders.

COMMUNICATIONS WITH THE BOARD

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to: Secretary of Bionano Genomics, Inc., 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121. These communications will be reviewed by the Secretary of Bionano, who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors. All communications directed to the Audit Committee in accordance with our Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters will be promptly and directly forwarded to the Audit Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on the Company’s investor relations website at ir.bionano.com. The information on our website is not incorporated by reference into this proxy statement or the Annual Report. If we ever were to amend or waive any provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K.

INSIDER TRADING POLICY

We have adopted an Insider Trading and Window Period Policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. Pursuant to our Insider Trading Policy, it is the Company’s policy to comply with applicable laws and regulations relating to insider trading when engaging in transactions in the Company’s securities. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025.

HEDGING AND PLEDGING POLICY

As part of our Insider Trading Policy, no officer, director, other employee or consultant may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our common stock at any time. In addition, no officer, director, other employee or consultant may margin, or make any offer to margin, any of our common stock, including without limitation, borrowing against such stock, at any time or pledge our stock as collateral for a loan.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2022 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. Please also refer to “Information Regarding the Board of Directors and Corporate Governance—Stockholder Engagement and Communications with the Board of Directors” for a discussion of our engagement with stockholders following last year’s vote by our stockholders regarding the compensation of our named executive officers.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:

“RESOLVED, that the compensation paid to Bionano’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executives, the next scheduled say-on-pay vote will be at the 2027 annual meeting of stockholders. We anticipate that our next advisory vote on the preferred frequency of stockholder advisory votes on the compensation of our named executive officers will occur at the 2028 Annual Meeting of Stockholders in accordance with Section 14A of the Exchange Act, unless the Board determines to hold such advisory vote at an earlier meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and our Board has further directed that management submit the Audit Committee’s selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of BDO USA, P.C. are expected to be present by virtual attendance at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO USA, P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table summarizes the aggregate fees billed to the Company by BDO USA, P.C., the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit fees(1)	$532,351	$830,973
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees	—	—
Total	$532,351	$830,973

(1)
Audit fees consist of fees billed for professional services rendered for the audit of the consolidated annual financial statements of the Company, review of the interim condensed consolidated financial statements included in quarterly reports, review of SEC-filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements of the Company and are not reported under “Audit fees.”
(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, advice and planning.

PRE-APPROVAL POLICIES AND PROCEDURES

In considering the nature of the services provided by BDO USA, P.C., the Audit Committee determined that such services were compatible with the provision of independent audit services.

The Audit Committee discussed these services with BDO USA, P.C. and management to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the Public Company Accounting Oversight Board. The Audit Committee required that all services performed by BDO USA, P.C. be pre-approved prior to the services being performed. During the fiscal years ended December 31, 2025 and 2024, all services by BDO USA, P.C., respectively, were pre-approved in accordance with these procedures, and the Audit Committee continues to require that all services performed by BDO USA, P.C. be pre-approved in accordance with these procedures prior to the services being performed.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of the date of this proxy statement:

Name	Age	Position
R. Erik Holmlin, Ph.D.	58	President, Chief Executive Officer, Principal Financial Officer and Director
Mark Oldakowski	52	Chief Operating Officer
Alka Chaubey, Ph.D., FACMG	53	Chief Medical Officer
Jonathan Dixon, J.D.	51	General Counsel and Secretary
Mark Adamchak	46	Principal Accounting Officer

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth certain information with respect to our executive officers who are not directors:

Mark Oldakowski. Mr. Oldakowski has served as our Chief Operating Officer since November 2017 and previously served as our Vice President, Product Development and Operations since October 2014. Mr. Oldakowski previously served as the Senior Director of Engineering and Chief Product Officer at Brooks Life Science Systems (currently Azenta Life Sciences), a private automation and cryogenic solutions company, from December 2011 to August 2014, and as a Director of Engineering at Affymetrix, Inc. (now Applied Biosystems), a private life science systems company, from April 2009 to October 2011. From December 2007 to April 2009, Mr. Oldakowski served as a Senior Manager and Core Team Leader of R&D for Siemens Healthcare Diagnostics, and for the prior 13 years, he developed sequencing and real-time PCR systems at Applied Biosystems, now a part of Thermo Fisher Scientific. Mr. Oldakowski received both his B.S. in Electrical Engineering and his M.S. in Computer and Systems Engineering from Rensselaer Polytechnic Institute.

Alka Chaubey, Ph.D., FACMG. Dr. Chaubey has served as our Chief Medical Officer since August 2020. Dr. Chaubey has also served on the board of directors of the Cancer Genomics Consortium, a nonprofit organization focusing on clinical cancer genomics, since August 2016, as a member of the Diversity, Equity and Inclusion Committee of the American Board of Medical Genetics and Genomics, since March 2021, and as the Genetics Subdivision Nominating Committee representative of the Association for Molecular Pathology, a nonprofit organization focusing on molecular diagnostics, until July 2021. Dr. Chaubey served as the Head of Cytogenomics at PerkinElmer Genomics, a subsidiary of the public company PerkinElmer, Inc. focused on genetic and genomic testing, from May 2018 to August 2020, where she led the successful development and launch of several innovative products including the CNGnome test (low-pass whole genome sequencing), and a new FSHD assay utilizing Saphyr. She has also played an integral role on Vanadis team at PerkinElmer in their efforts to bring a new PCR-free NIPT technology to the market. Prior to PerkinElmer Genomics, Dr. Chaubey was the Director of the Cytogenomics Laboratory at the Greenwood Genetic Center, a nonprofit genetic diagnostic institute, from August 2013 to August 2020, where she also served as an Assistant Director from August 2010 to August 2013. Dr. Chaubey also holds an academic appointment as the Scientific Director of the Georgia Esoteric and Molecular Laboratory, Scientific Director of the Cytogenetics Laboratory of the Augusta University Medical Center and Adjunct Assistant professor of Pathology of the Medical College of Georgia at Augusta University. Dr. Chaubey received her Ph.D. from Guru Nanak Dev University, Amritsar, India and completed her post-doctoral studies at Center for Cellular and Molecular Biology, Hyderabad, India, and University of Illinois at Chicago.

Jonathan Dixon, J.D. Mr. Dixon has served as our General Counsel since March 2023 and Secretary since November 2023, and as our Global Head of Legal from March 2022 to March 2023. From March 2015 to March 2022 Mr. Dixon served as Associate General Counsel, IP, at Becton, Dickinson and Company. Prior to this, Mr. Dixon served as Assistant General Counsel at CareFusion from June 2013 to March 2015. From March 2006 to June 2013, he served as Senior Intellectual Property Counsel at Becton, Dickinson and Company. From June 2003 to March 2006, Mr. Dixon served as Director, Legal Affairs at GeneOhm Sciences, Inc. Prior to this he served at the National Institutes of Health as Technology Transfer Officer from June 2001 to June 2003. Mr. Dixon received his B.S. in both Microbiology and Economics from Brigham Young University and received his J.D. from Lewis and Clark College.

Mark Adamchak. Mr. Adamchak has served as our VP, Accounting since October 2021 and our Controller since June 2018. Mr. Adamchak led the accounting function through the company’s IPO in August 2018. Prior to joining Bionano, Mr. Adamchak held financial leadership roles at SAIC, Intuit, and Pathway Genomics, a private life sciences company. He began his career as an auditor at KPMG. Mr. Adamchak is a licensed CPA and received a B.B.A in Accounting from James Madison University.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock as of March 19, 2026 by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each of our directors;
•
each of our named executive officers; and
•
all of our current executive officers and directors as a group.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in a footnote to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 11,091,615 shares of our common stock outstanding on March 19, 2026, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is care of: Bionano Genomics, Inc., 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121.

Name of Beneficial Owner	Shares Owned Directly	Securities Exercisable within 60 Days of March 19, 2026	Total Shares Beneficially Owned(1)	%(2)
Greater than 5% Stockholders
CVI Investments, Inc. (3)	—	1,129,411	1,129,411	9.24%
Lind Global Fund III LP (4)	—	1,050,000	1,050,000	8.65%
Directors and Named Executive Officers
David L. Barker, Ph.D.	97	3,886	3,983	*
R. Erik Holmlin, Ph.D.(5)	990	18,103	19,093	*
Yvonne Linney, Ph.D.	—	3,987	3,987	*
Albert Luderer, Ph.D.	—	3,953	3,953	*
Hannah Mamuszka	109	4,020	4,129	*
Aleksandar Rajkovik, M.D., Ph.D.	—	4,057	4,057	*
Christopher J. Twomey(6)	107	3,939	4,046	*
Kristiina Vuori, M.D., Ph.D.	—	3,936	3,936	*
Alka Chaubey, Ph.D., FACMG	395	7,522	7,917	*
Mark Oldakowski	646	7,589	8,235	*
All current executive officers and directors as a group (12 persons)(7)	2,608	69,882	72,490	0.65%

* Represents beneficial ownership of less than 1%.

(1)
Beneficial ownership is determined in accordance with SEC rules. In computing the beneficial ownership, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares of common stock beneficially owned includes common stock which the named person has the right to acquire, through option exercise, RSU vesting, warrant exercise or otherwise, within 60 days after March 19, 2026. No other person or group of affiliated persons is known by us to beneficially own more than 5% of our common stock as of March 19, 2026.
(2)
For each named person, the percentage ownership includes common stock that the person has the right to acquire within 60 days after March 19, 2026, as described in Footnote 1. However, such shares are not deemed outstanding with respect to the calculation of ownership percentage for any other person. In some cases, beneficial ownership calculations for five percent or greater stockholders are based solely on publicly-filed Schedules 13D or 13G, which five percent or greater stockholders are required to file with the SEC, and which generally set forth ownership interests as of March 19, 2026 unless otherwise provided.
(3)
Based on information contained in the Schedule 13G/A filed with the SEC on February 17, 2026 by CVI Investments, Inc. (“CVI”) and Heights Capital Management, Inc. (“HCM”), who each report shared voting power and shared dispositive power over all of the shares. Consists of warrants to purchase shares of common stock; however, a portion of such warrants are subject to a beneficial ownership limitation of 4.99% and the remainder of such warrants are subject to a beneficial ownership limitation of 9.99%, which such limitations restrict the holder from exercising that portion of warrants that would result in the holder and its affiliates owning, after such exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation. Due to the beneficial ownership limitation, the number of shares of common stock reported excludes additional shares of common stock issuable upon exercise of such warrants. HCM is the investment manager of CVI and may exercise voting and dispositive power over the shares reported as beneficially owned by CVI. As such, HCM may be deemed to be the beneficial owner of all shares owned by CVI. Each of HCM and CVI disclaims any beneficial ownership of such shares, except for their pecuniary interest therein. The principal business address for CVI is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104 Cayman Islands. The principal business address for HCM is 101 California Street, Suite 3250 San Francisco, California 94111.
(4)
Based on information contained in the Schedule 13G/A filed with the SEC on February 17, 2026 by Lind Global Fund III LP (“Lind Fund”), Lind Global Partners III LLC (“Lind Partners”) and Jeff Easton, who each report sole voting power and sole dispositive power over all of the shares. Consists of (i) 525,000 Series E warrants to purchase 525,000 shares of common stock and (ii) 525,000 Series F warrants to purchase 525,000 shares of common stock; however, such warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the holder from exercising that portion of warrants that would result in the holder and its affiliates owning, after such exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Lind Partners is the general partner of Lind Fund and may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Fund. Jeff Easton is the managing member of Lind Partners and may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Fund. The principal business address for each of Lind Fund, Lind Partners and Jeff Easton is 444 Madison Ave, Floor 41 New York, NY 10022.
(5)
The indicated ownership includes 8 shares held indirectly through the Robert Erik Holmlin IRA.
(6)
The indicated ownership consists of 107 shares of common stock held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust U.T.D. September 20, 2002 for which Christopher J. Twomey and Rebecca J. Twomey serve as co-trustees (the “Trust”).
(7)
Consists of (i) shares identified in the list of directors and named executive officers above; (ii) 264 shares of common stock held by executive officers not named above; and (iii) 8,890 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 19, 2026 by executive officers not named above.

EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2025, consisting of our principal executive officer and our next two most highly compensated executive officers as of December 31, 2025, were:

•
R. Erik Holmlin, Ph.D., our Chief Executive Officer;
•
Mark Oldakowski, our Chief Operating Officer; and
•
Alka Chaubey, Ph.D., FACMG, our Chief Medical Officer.

The following section provides an overview of the 2025 executive compensation decisions for our named executive officers.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
R. Erik Holmlin, Ph.D.	2025	600,000	—	—	55,427	457,315	—	1,112,742
Chief Executive Officer	2024	600,000	191,995	40,901	140,699	—	16,122	989,677
Mark Oldakowski	2025	460,000	—	—	22,128	274,201	—	756,329
Chief Operating Officer	2024	460,000	121,757	14,843	51,728	—	15,042	663,369
Alka Chaubey, Ph.D., FACMG	2025	460,000	—	—	22,128	274,201	—	756,329
Chief Medical Officer	2024	459,615	121,757	14,843	51,728	—	13,965	661,908

(1)
Represent the aggregate grant date fair value of RSU awards granted to our named executive officers during the period reported, each calculated in accordance with FASB ASC 718, Compensation – Stock Compensation. These values do not reflect whether the named executive officer has actually realized or will realize a financial benefit from the awards upon the vesting of the granted stock awards, or the sale of the shares underlying such stock awards. The valuation assumptions used in calculating the fair value of the RSU awards are included in the notes to our audited consolidated financial statements included in Note 10 of the Annual Report.
(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of option awards granted to our named executive officers during the period reported, as determined in accordance with FASB ASC 718. The valuation assumptions used in calculating the fair value of the stock options are included in the notes to our audited consolidated financial statements included in Note 10 of the Annual Report. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

Compensation Program Overview

Our compensation program for executive officers is designed to encourage our management team to achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus opportunity and long-term equity-based incentives. The compensation of our named executive officers, including our chief executive officer, is generally determined and approved by the Compensation Committee of our Board. In setting the total compensation of our executives, the Compensation Committee considers the 50th percentile compared to our peer group as a reasonable reference point. Historically, the total compensation of our executive officers has been below the 50th percentile; however, over a period of several years, the Compensation Committee increased the total compensation of our executive officers, in part, to align more closely to the 50th percentile compared to our peer group. The Compensation Committee intends to continue to evaluate the total compensation of our executive officers with reference to the 50th percentile of our peer group. Further, in an effort to align the interests of our executive officers with those of our stockholders, our Compensation Committee puts emphasis on the executive officer’s performance-based bonus opportunity compared to base salary in setting total target cash compensation for each executive officer. Please refer to “—Annual Base Salary” and “—Performance Based Bonus Opportunity” below.

The views of our stockholders are important to us. At our 2025 annual meeting of stockholders, our say-on-pay vote on the compensation of our named executive officers received the support of approximately 53.3% of the votes cast for or against the advisory approval. While a majority of votes cast approved the proposal, the Compensation Committee recognizes that significant percentage of stockholder votes cast did not approve the proposal. The Compensation Committee considers the outcome of these voting decisions and feedback received from stockholders when considering future compensation decisions. Stockholders have the opportunity to participate annually in a say-on-pay vote during each Annual Meeting. We value the opinions of our stockholders.

We continue to evaluate our executive compensation program and solicit input from our investors. In addition to the stockholder engagement discussed above in “Stockholder Engagement and Communications with the Board,” our investor relations consultants reached out to investors with an invitation to specifically discuss our pay practices. We believe it is in the interest of our stockholders for us to provide disclosures regarding our peer group; our compensation compared to our peer group; and a clear rationale in the event we provide one-off or off-cycle incentive opportunities to our named executive officers. We will continue to engage in ongoing dialogues with our stockholders and to evaluate and adjust the compensation practices as part of our annual compensation cycle as we seek to better align our compensation practices with our peer group.

In making 2025 pay decisions, the Compensation Committee used the same peer group established in August of 2024. In general, the Company’s peer group includes publicly traded tools and services companies in the life sciences sector that meet the following criteria: market values generally between $50.0 million and $1.0 billion, annual revenues less than $250 million and employee headcount between 100 to 1,000 full-time employees. As of February 2025, the peer group was comprised of the following companies:

908 Devices Inc.	Absci Corporation	Adaptive Biotechnologies Corporation	Akoya Biosciences, Inc.	Biodesix, Inc.
CareDx, Inc.	Castle Biosciences, Inc.	Codexis, Inc.	Cytek Biosciences, Inc.	Nautilus Biotechnology, Inc.
Personalis, Inc.	Quanterix Corporation	Quantum-Si incorporated	Seer, Inc.	Singular Genomics Systems, Inc.(1)

(1)
As of the date of this proxy statement this company is no longer publicly traded.

Annual Base Salary

Base salaries serve to provide fixed cash compensation to our executive officers for performing their ongoing responsibilities. Base salaries for our executive officers are approved by the Compensation Committee in connection with the commencement of employment, and are reviewed and adjusted, as appropriate, upon the recommendation of the Compensation Committee on an annual basis, based on a consideration of various factors, including the individual’s (i) role and responsibilities; (ii) contribution and performance over the past year; (iii) overall experience and expertise; and (iv) current base salary. The Compensation Committee additionally considers other factors, including (i) labor market conditions; (ii) inflation; (iii) corporate performance; (iv) succession planning; and (v) salaries for similar positions within our industry.

The base salaries of our named executive officers, including our chief executive officer, are generally approved by generally determined and approved by the Compensation Committee of our Board. The base salaries for our NEOs remained unchanged from 2024, as the Compensation Committee determined that their base salaries continued to be appropriate in light of market data.

Our named executive officers’ 2025 base salaries were as follows:

NAME	2025 BASE SALARY ($)
R. Erik Holmlin, Ph.D.	600,000
Mark Oldakowski	460,000
Alka Chaubey, Ph.D., FACMG	460,000

Performance-Based Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses designed to provide our named executive officers with appropriate incentives to achieve defined annual performance goals and to reward our named executive officers for achievement towards these goals. As part of the annual planning process, our management typically proposes a set of corporate goals to the Compensation Committee. The Compensation Committee reviews and discusses these corporate goals, often suggesting changes for our management to consider. The final corporate goals are then approved by the Compensation Committee. Historically, the corporate goals have measured performance across different categories, which could vary from year to year, but generally encompassed: operating, financial, market development, product development, and operations and quality metrics. At the end of the year, our Compensation Committee reviews each named executive officer’s performance in light of the corporate goal achievement and determines the actual bonus payout to be awarded to each of our named executive officers. The annual performance-based bonus Dr. Holmlin is eligible to receive is generally based on the extent to which we achieve our corporate goals and for the other named executive officers 50% based on the extent to which we achieve our corporate goals and 50% based on the individual’s achievement of individual goals. In making executive compensation decisions, the Compensation Committee generally takes into consideration each named executive officer’s individual performance, scope of job function and the critical skill set of the named executive officer to the Company’s future performance.

Each named executive officer is assigned a target bonus expressed as a percentage of base salary. Upon review of our compensation philosophy, market data and the recommendations of our independent compensation consultant, the Compensation Committee determined that the bonus targets from 2024 remained appropriate for the Company, and as a result, the amounts were unchanged for 2025. As such, the 2025 performance-based bonus opportunity of our named executive officers as a percentage of respective base salary were as follows:

NAME	2025 TARGET BONUS (% of Base Salary)
R. Erik Holmlin, Ph.D.	67%
Mark Oldakowski	55%
Alka Chaubey, Ph.D., FACMG	55%

For 2025, the corporate goals measured performance across four categories: operating (50% weighting), financial (10% weighting), clinical affairs/laboratory (20% weighting), and product development (20% weighting). Each of the operating and financial goals provide for payout at 75% achievement of the target goal. The Compensation Committee reviewed achievement of those goals and determined the Company achieved 112.67% of target. Additionally, for 2025, a funding matrix was set in which the percentage of funding available for the performance-based bonus opportunity was dependent on the amount of available cash as of December 31, 2025. Based on the funding matrix, the 2025 performance-based bonus opportunity was funded at 100%. For 2025 the Compensation Committee awarded performance-based bonuses of $457,315 to Dr. Holmlin and $274,201 to each of Mr. Oldakowski and Dr. Chaubey.

Equity-Based Incentive Awards

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. Our Board and our Compensation Committee are responsible for the approval of equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment and annually at the beginning of the year. Subsequent discretionary, annual equity-based awards may be granted to our executives and our eligible non-executive employees as part of our annual performance reviews and as determined by the Compensation Committee and our Board. Such equity-based awards are for the purpose of retaining and incentivizing our executives and eligible non-executive employees consistent with guidelines provided by our Compensation Committee and our Board. Additional off-cycle or one-time grants may be approved periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance. Individual grants are determined based on several factors, including (i) current corporate and individual performance; (ii) the applicable named executive officer’s outstanding equity holdings and their retention value and total ownership, and (iii) market data provided by our independent compensation consultant.

Prior to our August 2018 initial public offering (“IPO”), we granted all equity awards pursuant to our Amended and Restated 2006 Equity Compensation Plan (the “2006 Plan”). Following our IPO, we have granted all equity awards pursuant to our 2018 Equity Incentive Plan, as amended (the “2018 Plan”) and our 2020 Inducement Plan, as amended (the “Inducement Plan”). Historically, we have primarily granted options to our named executive officers, but have, more recently included RSUs in the annual grants for certain years. Going forward we will continue to evaluate the equity mix for annual grants to our named executive officers, which may include only options, only RSUs, or a mix of options, RSUs and other forms of equity awards, subject to the terms of the applicable equity plan. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award.

In 2025, in consultation with our independent compensation consultant, and based on market data, our Compensation Committee determined it was appropriate to only grant stock options to our named executive officers. Specifically, our Compensation Committee made an annual grant of options to purchase 17,449, 6,966 and 6,966 shares to Dr. Holmlin, Mr. Oldakowski and Dr. Chaubey, respectively. Each option has an exercise price of $3.47 per share and vests as follows: shares subject to the option vest monthly over 48 months beginning on the one-month anniversary of the grant date, such that each option shall be fully vested and exercisable on the four-year anniversary of the grant date. Vesting of each option is subject to the executive’s continued service with us through the applicable vesting date.

For additional information, please see below under “Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

	Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share(3) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)
R. Erik Holmlin	3/14/2025(5)	3,271	14,178	$3.47	3/13/2035	—	—
	6/3/2024(5)	1,270	2,129	$55.80	6/2/2034	—	—
	6/3/2024(6)	—	—	—	—	549	840
	2/15/2023(5)	1,648	648	978.00	2/14/2033	—	—
	2/15/2023(6)	—	—	—	—	250	383
	2/15/2022(5)	2,235	97	1,308.00	2/14/2032	—	—
	4/1/2021(5)	1,291	—	4,698.00	3/31/2031	—	—
	2/18/2020(5)	482	—	624.00	2/17/2030	—	—
	3/1/2019(9)	241	—	2,550.00	2/28/2029	—	—
	10/1/2018(9)	426	—	4,662.00	9/30/2028	—	—
	2/7/2017(7)	256	100	780.00	2/6/2027	—	—
Mark Oldakowski	3/14/2025(5)	1,306	5,660	3.47	3/13/2035	—	—
	6/3/2024(5)	468	781	55.80	6/2/2034	—	—
	6/3/2024(6)	—	—	—	—	199	304
	9/18/2023(5)	372	293	180.00	9/17/2033	—	—
	2/15/2023(5)	655	277	978.00	2/14/2033	—	—
	2/15/2023(6)	—	—	—	—	100	153
	2/15/2022(5)	1,038	45	1,308.00	2/14/2032	—	—
	4/1/2021(5)	458	—	4,698.00	3/31/2031	—	—
	2/18/2020(9)	199	—	624.00	2/17/2030	—	—
	3/1/2019(9)	99	—	2,550.00	2/28/2029	—	—
	10/1/2018(9)	98	—	4,662.00	9/30/2028	—	—
	2/7/2017	47	—	780.00	2/6/2027	—	—
Alka Chaubey	3/14/2025(5)	1,306	5,660	3.47	3/13/2035	—	—
	6/3/2024(5)	468	781	55.80	6/2/2034	—	—
	6/3/2024(6)	—	—	—	—	199	304
	9/18/2023(5)	373	293	180.00	9/17/2033	—	—
	2/15/2023(5)	655	278	978.00	2/14/2033	—	—
	2/15/2023(6)	—	—	—	—	100	153
	2/15/2022(5)	878	38	1,308.00	2/14/2032	—	—
	4/1/2021(5)	457	—	4,698.00	3/31/2031	—	—
	9/1/2020(8)	500	—	336.60	8/31/2030	—	—
	7/15/2020(9)	16	—	300.00	7/14/2030	—	—
	5/1/2019(9)	8	—	2,418.00	4/30/2029	—	—
	10/1/2018(9)	17	—	4,662.00	9/30/2028	—	—

(1)
Option awards in this column were granted under the 2006 Plan, the 2018 Plan or the Inducement Plan.
(2)
Stock awards in this column were granted under the 2018 Plan.
(3)
All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant.
(4)
The market values of the RSU awards that have not vested are calculated by multiplying the number of shares underlying the RSU awards shown in the table by $1.53, the closing price of our common stock on the Nasdaq Capital Market December 31, 2025, the last trading day of the year.
(5)
Each option award vests as follows: the shares subject to the option vest monthly over 48 months beginning on the one-month anniversary of the grant date, such that the option shall be fully vested and exercisable on the four-year anniversary of the grant date date, subject to continued service through each such applicable vesting date
(6)
Each RSU vests in equal installments on the first four anniversaries of the grant date.
(7)
All outstanding options under the 2006 Plan, held by Dr. Holmlin, were amended by our Board in August 2018 to suspend the vesting until such time as the price of our common stock is at least $7,200.00 per share for 90 consecutive trading days, at which point the suspension will automatically and immediately lapse and the awards will vest to the extent they otherwise would have vested pursuant to their terms and notwithstanding the suspension and will continue to vest thereafter under their original vesting schedules. In addition, the suspension will lapse as to the awards held by Dr. Holmlin upon Dr. Holmlin’s death, disability or upon a change in control of the Company, as such terms are defined in the 2018 Plan.
(8)
Each option award vests as follows: 25% of the shares subject to the option vest on the one-year anniversary of the grant date, and the remaining shares subject to the option vest in 36 equal monthly installments thereafter, subject to continued service through each such applicable vesting date.
(9)
The shares subject to the option are fully vested and exercisable.

Agreements with Our Named Executive Officers

Below are descriptions of our employment agreements with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “—Potential Payments upon Termination or Change in Control” below.

Dr. Holmlin. We entered into an employment agreement with Dr. Holmlin in January 2011, as amended in March 2011 and in November 2017, which governs the current terms of his employment with us. Pursuant to the agreement, as amended, Dr. Holmlin is entitled to an annual base salary and an annual performance bonus. Dr. Holmlin’s employment is at will.

Mr. Oldakowski. We entered into an employment agreement with Mr. Oldakowski on November 7, 2017, which governs the current terms of his employment with us. Pursuant to the agreement, Mr. Oldakowski is entitled to an annual base salary and is eligible to receive an annual performance bonus. Mr. Oldakowski’s employment is at will.

Dr. Chaubey. We entered into an employment agreement with Dr. Chaubey on August 31, 2020, which governs the current terms of her employment with us. Pursuant to the agreement, Dr. Chaubey is entitled to an annual base salary and is eligible to receive an annual performance bonus. Dr. Chaubey’s employment is at will.

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation. In addition, subject to the reason for termination of service, each of our named executive officers is eligible to receive certain termination benefits pursuant to his or her employment agreement with us, as described below. For the definitions of “cause,” “good reason” and “disability” referenced below, please refer to the individual agreements with each of our named executive officers.

Dr. Holmlin. Upon Dr. Holmlin’s termination for any reason other than death, disability, cause or resignation without good reason, and subject to Dr. Holmlin’s execution of a release, Dr. Holmlin shall be eligible to receive (i) a lump sum amount equal to nine months of base salary, (ii) accelerated vesting of any options or restricted shares that would have vested within 18 months after the date of termination and (iii) premiums for continued health coverage for nine months following the date of termination, or until Dr. Holmlin is no longer eligible for continuation coverage, whichever is earlier. In the event of termination due to disability, and subject to Dr. Holmlin’s execution of a release, Dr. Holmlin shall be eligible to receive accelerated vesting in full for any unvested portion of the options granted pursuant to his agreement. In the event of a deemed liquidation event (as defined in Dr. Holmlin’s employment agreement), the options granted to Dr. Holmlin pursuant to his agreement shall vest in full.

Mr. Oldakowski and Dr. Chaubey. Upon termination without cause, and subject to the applicable named executive officer’s execution of a release, each named executive officer would be eligible to receive (i) continued payments of base salary, at the rate in effect at the time of termination, for six months and (ii) premiums for continued health coverage for six months or until the named executive officer is no longer eligible for continuation coverage or he or she becomes eligible for healthcare coverage through new employment, whichever is earlier.

Each of our named executive officers holds stock options and RSU awards granted under the 2006 Plan, 2018 Plan or the Inducement Plan, subject to the general terms of the applicable equity plan and related award agreement. The specific vesting terms of each named executive officer’s stock options and RSU awards (including any acceleration provisions) are described above under “—Outstanding Equity Awards at Fiscal Year-End.”

Perquisites, Health, Welfare and Retirement Benefits

All of our currently employed named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death and dismemberment insurance for all of our employees, including our currently employed named executive officers. In addition, we provide a 401(k) plan to our employees, including our currently employed named executive officers, as discussed in the section below entitled “401(k) Plan.” We generally do not provide perquisites or personal benefits to our named executive officers.

401(k) Plan

We maintain a defined contribution employee retirement plan (“401(k) plan”) for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The plan permits us to make discretionary contributions, including matching contributions. The 401(k) plan currently does not offer the ability to invest in our securities. Historically, the Company has made matching contributions equal to 100% of salary deferrals up to the first 3% of eligible compensation plus 50% of salary deferrals up to the next 2% of eligible compensation. As of December 1, 2024 the Company has suspended the 401(k) matching contributions for our employees, including our named executive officers, and no matching contributions were made by the Company to our named executive officers in 2025.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2025. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a clawback policy, as required by SEC rules. This policy provides for the recoupment of erroneously awarded incentive-based compensation received by executive officers in the three years preceding an accounting restatement. Recoupment is on a no-fault basis, meaning that erroneously awarded incentive-based compensation must be repaid irrespective of whether a particular executive officer engaged in misconduct that led to the need for the accounting restatement.

Equity Benefit Plans

The principal features of our equity plans are summarized below.

2020 Inducement Plan

The Board adopted the Inducement Plan in August 2020. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq Listing Rules. The Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards.

Stock awards granted under the Inducement Plan may only be made to individuals who did not previously serve as employees or non-employee directors of the Company or an affiliate of the Company (or following such individuals’ bona fide period of non-employment with the Company or an affiliate of the Company), as an inducement material to the individuals’ entering into employment with the Company or an affiliate of the Company or in a manner otherwise permitted by Rule 5635(c) of the Nasdaq Listing Rules. In addition, stock awards must be approved by either a majority of the Company’s “independent directors” (as such term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) or the Compensation Committee, provided such committee is comprised solely of independent directors. The terms of the Inducement Plan are otherwise substantially similar to our 2018 Plan (including with respect to the treatment of stock awards upon corporate transactions involving us or certain changes in our capitalization), except stock awards granted under the Inducement Plan may not be repriced without stockholder approval.

The maximum number of shares of our common stock that may be issued under the Inducement Plan is 35,471 shares. Shares subject to stock awards granted under the Inducement Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our Inducement Plan. Additionally, shares become available for future grant under the Inducement Plan if they were issued under stock awards granted under the Inducement Plan and we repurchase or reacquire them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

2018 Equity Incentive Plan

Our 2018 Plan became effective upon the IPO following approval by our Board and our stockholders. The number of shares of common stock reserved for issuance under the 2018 Plan will automatically increase on January 1 of each calendar year, starting on January 1, 2019 through January 1, 2028, in an amount equal to 5% of the total number of shares of the Company’s capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by the Board. As of December 31, 2025, there were options to purchase 191,569 shares of common stock and RSUs in respect of 3,490 shares outstanding under the 2018 Plan.

Our 2018 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code, to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates. Our 2018 Plan is a successor to and continuation of our 2006 Plan. Our Compensation Committee has the authority, concurrent with our Board, to administer our 2018 Plan, and may also delegate to one or more of our officers certain authority under the terms of the 2018 Plan.

Pursuant to the 2018 Plan, the maximum number of shares of common stock subject to stock awards granted under the 2018 Plan or otherwise during a single calendar year to any non-employee director, taken together with any cash fees paid by the Company to such non-employee director during such calendar year for service on the Board, may not exceed $500,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $800,000.

Stock options under the 2018 Plan are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant. Options granted under the 2018 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. Options may have a term up to a maximum of 10 years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionee may generally exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual. In no event may an option be exercised beyond the expiration of its term.

Our 2018 Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined below), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the administrator may take one or more of the following actions with respect to such stock awards:

•
arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;
•
arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;
•
accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•
cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any, as determined by the board; or
•
make a payment, in the form determined by our Board, equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner and is not obligated to treat all participants in the same manner.

Under the 2018 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

In the event of a change in control, the Board may take any of the above-mentioned actions. Awards granted under the 2018 Plan will not receive automatic acceleration of vesting and exercisability in the event of a change in control, although this treatment may be provided for in an award agreement or other written agreement between the Company and the participant. Under the 2018 Plan, a change in control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity), (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders, (4) a complete dissolution or liquidation of the Company, or (5) when a majority of our Board becomes comprised of individuals who were not serving on our Board on the date of the underwriting agreement related to the IPO, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.

Amended and Restated 2006 Equity Compensation Plan

Our Board adopted and our stockholders originally approved our 2006 Plan in September 2006, and it was subsequently amended and restated in September 2008 and most recently amended in March 2016. No further grants may be made under our 2006 Plan following the IPO, however outstanding awards granted under our 2006 Plan remain subject to the terms of our 2006 Plan and applicable award agreements. As of December 31, 2025, there were options to purchase 347 shares of common stock outstanding under the 2006 Plan.

Our 2006 Plan allowed for the grant of ISOs to employees, including employees of any subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock awards and restricted stock units and other equity awards to employees, directors and consultants, including employees and consultants of our subsidiaries. Our Compensation Committee has the authority, concurrent with our Board, to administer our 2006 Plan. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionee may generally exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability or death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual. In no event may an option be exercised beyond the expiration of its term.

Our 2006 Plan provides that in the event of a change of control, all awards granted under the 2006 Plan shall become fully vested and exercisable (as applicable), unless the Board determines otherwise. In the event of a change of control, the administrator may take any of the following actions with respect to any or all outstanding awards: (i) determine that all outstanding options and stock appreciation rights that are not exercised shall be assumed by, or replaced with comparable options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), (ii) require that grantees surrender their outstanding options and stock appreciation rights in exchange for one or more payments, in cash or Company stock as determined by the Board, in an amount, if any, equal to the amount by which the then fair market value of the shares of Company stock subject to the grantee’s unexercised options and stock appreciation rights exceeds the exercise price or base amount of the options and stock appreciation rights, on such terms as the Board determines, or (iii) after giving grantees an opportunity to exercise their outstanding options and stock appreciation rights, terminate any or all unexercised options and stock appreciation rights at such time as the Board deems appropriate.

Such assumption, surrender or termination shall take place as of the date of the change of control or such other date as the Board may specify.

Under the 2006 Plan, a change of control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) the consummation of a merger or consolidation with another corporation where our stockholders, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (3) the consummation of a sale or other disposition of all or substantially all of our assets, or (4) the consummation of a liquidation or dissolution.

2018 Employee Stock Purchase Plan

Additional long-term equity incentives are provided through the 2018 Employee Stock Purchase Plan (the “ESPP”) which became effective in connection with the IPO. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Our Compensation Committee has the authority, concurrent with our Board, to administer the ESPP. Under the ESPP, generally all of our regular employees (including our current named executive officers during their employment with us) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock.

The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by our Compensation Committee, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase. The Compensation Committee suspended participation in the ESPP on December 11, 2024 and has not restarted. As of December 31, 2025 there were no offerings under the ESPP.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025 with respect to equity compensation plans (including individual compensation arrangements) under which the Company’s common stock is authorized for issuance.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
Amended and Restated 2006 Equity Compensation Plan(1)	347		$780.00	—
2018 Equity Incentive Plan, as amended(2)	191,569	(4)	$234.35	14,368
2018 Employee Stock Purchase Plan(3)	—		—	1,379
Equity compensation plans not approved by stockholders:
2020 Inducement Plan	652		$786.35	35,417
Total	192,568		$273.26	51,218

(1)
Effective following the IPO in August 2018, no additional awards may be granted under the 2006 Plan.
(2)
Pursuant to an “evergreen” provision contained in the 2018 Plan, as amended May 3, 2020, on January 1st of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 Plan will be automatically increased by: (a) 5.0% of the total number of shares of our capital stock outstanding on December 31st of the preceding calendar year; or (b) such lesser number of shares of our common stock as our Board may designate prior to the applicable January 1st. Pursuant to the terms of the 2018 Plan, an additional 537,009 shares were added to the number of available shares effective January 1, 2026.
(3)
Pursuant to an “evergreen” provision contained in the ESPP, on January 1st of each year through January 1, 2028, the number of shares authorized for issuance under the ESPP will be automatically increased by a number equal to the lesser of: (a) 1.0% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year; (b) 366 shares; or (c) such lesser number of shares of our common stock as our Board may designate prior to the applicable January 1st. Pursuant to the terms of the ESPP, an additional 366 shares were added to the number of available shares effective January 1, 2026.
(4)
Includes outstanding RSU awards covering an aggregate of 3,490 shares of our common stock.

ITEM 402(v) PAY VERSUS PERFORMANCE DISCLOSURE

The disclosure included in this section is prescribed by Securities and Exchange Commission (“SEC”) rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer (“NEO”) pay. This disclosure is intended to comply with the requirements of Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K applicable to “smaller reporting companies” and provides the following information regarding the relationship between executive “compensation actually paid” (as determined in accordance with the rules prescribed under Item 402(v) of Regulation S-K) to (i) our principal executive officer (“PEO”) during each of 2023, 2024, and 2025, and (ii) our other non-PEO NEOs (determined as an average, as set forth below) during each of 2023, 2024, and 2025, and our financial performance. For information about our executive compensation program and how we align executive compensation with Company performance, refer to the “Executive and Director Compensation” section of this proxy statement.

Required Tabular Disclosure of Pay Versus Performance

The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (or “CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive and Director Compensation” section above.

The following table provides the information required for our NEOs for each of the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023 along with the financial measures required for each fiscal year:

Year	Summary Compensation Table Total for PEO (1) $	Compensation Actually Paid to PEO (2)(3) $	Average Summary Compensation Table Total for Non-PEO NEOs (4) $	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)(4) $	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5) $	Net Loss (in millions) (6) $
2025	1,112,742	1,013,108	756,329	714,035	0.17	(26.4)
2024	989,677	535,441	662,639	417,336	1.98	(112.0)
2023	1,532,608	(949,350)	1,034,215	59,870	12.95	(232.5)

(1)
Our PEO for all fiscal years is R. Erik Holmlin, Ph.D., our Chief Executive Officer. The dollar amounts reported in this column are the amounts of total compensation reported in the Summary Compensation Table for our PEO for each relevant year.

(2)
Deductions from, and additions to, total compensation reported in the Summary Compensation Table by year to calculate CAP (in accordance with Item 402(v) of Regulation S-K) include:

	2025		2024		2023
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$1,112,742	$756,329	$989,677	$662,639	$1,532,608	$1,034,215
Adjustments for Pension	$—	$—	$—	$—	$—	$—
Adjustment Summary Compensation Table Pension	$—	$—	$—	$—	$—	$—
Amount added for current year service cost	$—	$—	$—	$—	$—	$—
Amount added for prior year service cost impacting current year	$—	$—	$—	$—	$—	$—

Total Adjustments for Pension	$—	$—	$—	$—	$—	$—
Adjustments for Equity Awards*
Deduct: Grant date fair values in the Summary Compensation Table	$(55,427)	$(22,128)	$(181,600)	$(66,570)	$(642,036)	$(411,869)
Add: Year-end fair value of unvested awards granted in the current year	$15,546	$6,206	$41,383	$15,183	$218,095	$133,013
Add: Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(46,606)	$(20,634)	$(228,982)	$(132,481)	$(1,667,418)	$(532,738)
Add: Fair values at vest date for awards granted and vested in current year	$7,875	$3,143	$8,361	$3,106	$136,688	$58,554
Add: Difference in fair values between prior year-end fair values and vest date fair values for award granted in prior years	$(21,022)	$(8,881)	$(93,399)	$(64,541)	$(527,287)	$(221,306)
Deduct: Forfeitures during current year equal to prior year-end fair value	$—	$—	$—	$—	$—	$—
Add: Dividends or dividend equivalents not otherwise included in total compensation	$—	$—	$—	$—	$—	$—
Total Adjustments for Equity Awards	$(99,634)	$(42,294)	$(454,236)	$(245,303)	$(2,481,958)	$(974,345)

Compensation Actually Paid (CAP)	$1,013,108	$714,035	$535,441	$417,336	$(949,350)	$59,870

* Amount of equity award adjustments may differ from amount reported in the table above due to rounding.

(3a) The following summarizes the valuation assumptions used for stock option awards included as part of CAP:

- Expected life of each stock option is based on the “simplified method” using an average of the remaining vest and remaining term, as of the vest/fiscal year end (“FYE”) date.

- Strike price is based on each grant date closing price and asset price is based on each vest/FYE closing price.

- Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE date.

- Historical volatility is based on daily price history for each expected life (years) prior to each vest/FYE date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.

- Represents annual dividend yield on each vest/FYE date.

(3b) PSUs valued as part of CAP reflect expected performance at each valuation date.

(4) Reflects the average Summary Compensation Table total compensation and average CAP, respectively, for the following NEOs, as a group, in each relevant year:

2025: Mark Oldakowski and Alka Chaubey

2024: Mark Oldakowski and Alka Chaubey

2023: Mark Oldakowski and Alka Chaubey

(5) Total shareholder return (“TSR”) is determined based on the value of an initial fixed investment of $100 on December 31, 2022. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6) The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Required Disclosure of Relationships Between CAP and Financial Performance Measures

As required by Item 402(v) of Regulation S-K, we are providing the descriptions below of the relationship between CAP (as calculated in accordance with the SEC rules and described above) and the following measures:

•
Cumulative TSR, measured starting from December 31, 2022 for each covered fiscal year; and
•
Net Income (Loss).

As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

CAP and Cumulative TSR

The graph below shows the relationship between the CAP for our PEO, the average CAP for our non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

CAP versus Indexed Total Shareholder Return
$1.50
$1.00
$0.50
$-
$(0.50)
$(1.00)
$(1.50)
CAP ($M)
$15.00
$10.00
$5.00
$-
$(5.00)
$(10.00)
$(15.00)
Value of $100 Invested on 12/31/2022
2023
2024
2025
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
BNGO value of $100 Invested 12/31/22

CAP and Net Income (Loss)

The graph below shows the relationship between CAP for our PEO and the average CAP for our non-PEO NEOs and net loss reported for the three years presented in the table.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

DIRECTOR COMPENSATION

Our Compensation Committee reviews the compensation program for our non-employee directors on an annual basis, with the assistance of its independent compensation consultant, who prepares a comprehensive assessment of our non-employee director compensation program. Such assessment includes comparing our current non-employee director compensation against competitive market practices using the same compensation peer group used for executive compensation purposes and an update on recent trends in director compensation. Following such review, the Compensation Committee approves any updates to the non-employee director compensation policy.

Our non-employee director compensation policy was originally adopted by our Board in July 2018 and has subsequently been amended, most recently in November 2021. For 2025, this compensation policy provided that each such non-employee director would receive the following compensation for service on our Board:

•
an annual cash retainer of $40,000;
•
an additional annual cash retainer of $20,000 for service as chairman of the Board;
•
an additional annual cash retainer of $20,000, $15,000, $10,000 and $10,000 for service as chair of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee, respectively;
•
an additional annual cash retainer of $10,000, $7,500, $5,000 and $5,000 for service as a member of the Audit Committee, Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee, respectively (not applicable to committee chairs);
•
an initial option grant to purchase common stock with an aggregate Black-Scholes option value of $247,500 on the date of each such non-employee director’s appointment to our Board; and
•
an annual option grant to purchase common stock with an aggregate Black-Scholes option value of $165,000 on the date of each of our annual stockholder meetings.

Each of the option grants described above will be granted under our 2018 Plan. Each such option grant will generally vest and become exercisable subject to the director’s continuous service, in equal monthly installments over the 12 months following the date of grant, provided that the shares will, in any case, be fully vested on the date of the Company's next annual stockholder meeting or an earlier change in control (as defined in the 2018 Plan). The term of each option will be 10 years, subject to earlier termination as provided in the 2018 Plan, provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be 12 months from the date of termination. An eligible director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash may be paid or equity awards are to be granted, as the case may be.

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Dr. Holmlin, our President and Chief Executive Officer, is also a director but did not receive any additional compensation for his service as a director.

In June of 2025, the Compensation Committee determined that the annual option grants awarded to our non-employee directors would be capped at 2,775 options for 2025. The cap resulted in a significant reduction in the number of options that would have otherwise been awarded to our directors.

The following table sets forth in summary form information concerning the compensation of our non-employee directors during the year ended December 31, 2025:

NAME	FEES EARNED OR PAID IN CASH	OPTION AWARDS ($)(1)	TOTAL ($)
David L. Barker, Ph.D.	65,000	8,433	73,433
Yvonne Linney, Ph.D.	46,525	8,433	54,958
Albert Luderer, Ph.D.	87,287	8,433	95,720
Hannah Mamuszka	47,500	8,433	55,933
Aleksandar Rajkovic, M.D., Ph.D.	45,000	8,433	53,433
Christopher Twomey	60,000	8,433	68,433
Kristiina Vuori, M.D., Ph.D.	58,262	8,433	66,695
Vincent Wong, J.D.(2)	34,753	—	34,753

(1)
The amounts reported reflect the aggregate grant date fair value of each equity award granted to our non-employee directors during the fiscal year ended December 31, 2025, as determined in accordance with FASB ASC 718. The valuation assumptions used in calculating these amounts are included in included in Note 10 of the Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options. Each of our non-employee directors was granted a stock option to purchase 2,775 shares of our common stock on June 11, 2025, at an exercise price of $3.67 per share (on a pre-split basis). As of December 31, 2025, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were: Dr. Barker 4,192; Dr. Linney 4,252; Dr. Luderer 4,185; Ms. Mamuszka 4,252; Dr. Rajkovic 4,289; Mr. Twomey 4,171; Dr. Vuori 4,168,; and Dr. Wong 1,393 As of December 31, 2025, none of our non-employee directors held other unvested stock awards.
(2)
Mr. Wong earned cash fees with respect to his service on the Board until the 2025 Annual Meeting of Stockholders. He did not receive an option grant in 2025.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, the Company grants stock options to its employees, including the named executive officers. In addition, eligible employees were in the past able to voluntarily enroll in our ESPP and receive an option to purchase shares at a discount using payroll deductions accumulated during the applicable offering period; however, as noted above, the Compensation Committee suspended participation in the ESPP on December 11, 2024 and there were no offerings under the ESPP in 2025. Historically, the Company has a practice of granting equity awards (including new-hire option awards and annual equity grants) on the 1st or 15th day of the month following approval of such awards. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Non-Employee Director Compensation—Non-Employee Director Compensation Policy” above. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. Because the Compensation Committee has a practice of generally granting stock options on the 1st or 15th day of the month following the month in which the options are approved, the Compensation Committee generally does not take material non-public information (“MNPI”) into account when determining the timing of awards and it does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation. We have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K. Our Compensation Committee will continue to evaluate our equity grant policies as we continue to evolve and grow as a public company.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

The Company has a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) or the Board for consideration and approval or ratification. The presentation must include a description of, among other things, all of the parties, the direct and indirect interests of the related parties, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described above under the heading “Executive and Director Compensation” and except as set forth below, there were no transactions since January 1, 2024 to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets for the fiscal years ended December 31, 2025 or 2024; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the Company’s common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based upon our examination of the copies of Forms 3, 4, and 5, and amendments thereto filed electronically with the SEC and the written representations of our reporting persons, we believe that all reports were filed on a timely basis during fiscal 2025.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Bionano stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Bionano. Direct your written request to the attention of the Secretary of Bionano Genomics, Inc., 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121 or call us at 858-888-7600. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ADDITIONAL FILINGS

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website ir.bionano.com and click on “SEC Filings” under the “Financial & Filings” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting the Secretary of Bionano Genomics, Inc., 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121 or call us at 858-888-7600, or by email at ir@bionano.com.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. This discretionary authority is granted when you sign the form of proxy.

By Order of the Board of Directors

/s/ Jonathan Dixon
Jonathan Dixon Secretary

April 2, 2026

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Secretary of Bionano Genomics, Inc., 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121.

styleIPCP.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control numberHave the 12 digit control number located in the box above available when you access the website and follow the instructions. P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control numberHave the 12 digit control number located in the box above available when you access the website and follow the instructions. Internet: BIONANO GENOMICS, INC. Annual Meeting of Stockholders www.proxypush.com/BNGO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of March 19, 2026 Phone: 1-866-230-6415 Thursday, May 14, 2026 10:00 AM, Pacific Time • Use any touch-tone telephone Annual meeting to be held via the internet - please visit • Have your Proxy Card ready www.proxydocs.com/BNGO • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:59 PM, Pacific Time, May 13, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints R. Erik Homlin, Ph.D. and Jonathan Dixon (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of BIONANO GENOMICS, INC. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

BIONANO GENOMICS, INC. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Class II Directors FOR WITHHOLD 1.01 Albert Luderer, Ph.D. FOR #P2# #P2# 1.02 Kristiina Vuori, M.D., Ph.D. FOR #P3# #P3# FOR AGAINST ABSTAIN 2. To approve, on an advisory basis, the compensation of the Company's named executive officers, FOR #P4# #P4# #P4# as disclosed in the proxy statement. 3. To ratify the selection of BDO USA, P.C. by the Audit Committee of the Board of Directors to FOR #P5# #P5# #P5# serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. You must register to attend the meeting online and/or participate at www.proxydocs.com/BNGO Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)